Exhibit 16.1

Your Vision Our Focus

April 4, 2016

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of Immunoclin Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated April 1, 2016, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Tel: 972-239-1660 Fax: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com